Exhibit 6.3

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 2, 2015, by and between TRIPLEPULSE, INC., a Delaware corporation (the “Company”), and Blueberry Ventures 1, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

A.        The Company desires to issue and sell to Purchaser, and Purchaser desire to purchase and acquire from the Company a promissory note in aggregate principal amount of Four Hundred Twenty Five Thousand US Dollars (US $425,000.00), on the terms and subject to the conditions of this Agreement.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises and covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.	Purchase and Sale of Note.

(a)           Authorization and Issuance of the Note. The Company has authorized the issuance and sale of a Convertible Promissory Note, in the form attached hereto as Exhibit A (the “Note”).

(b)          Issuance of the Note.

(i)            Purchase and Sale. At the Closing (as defined in Section (ii)), the Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company, the Note in the principal amount of $425,000.00 (the “Purchase Price”).

(ii)            The Closing. The closing of the purchase and sale of the Note (the “Closing”) shall occur on such date as the Company and Purchasers shall agree to in writing, but no later than July 2, 2015 (the “Closing Date”), in each case at the offices of the Company, located at 3110 Main Street, Suite D, Santa Monica, CA 90405. At the Closing, the Company shall deliver to the Purchasers the duly executed Note. Delivery shall be made against receipt by the Company of the Purchase Price by check or wire transfer of immediately available funds.

2.            Representations and Warranties of the Company. As of the Closing Date, the Company represents and warrants to Purchaser that:

(a)            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and corporate authority to carry on its business as presently conducted. The Company has no subsidiaries. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary.

TriplePulse Note Purchase Agreement

(b)            Authorization. The execution, delivery and performance of this Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all required corporate actions of the Company.

(c)            Due Execution and Delivery; Binding Obligations. This Agreement and the Note have been duly executed and delivered by the Company, and this Agreement and the Note constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(d)           No Conflict or Violation. Neither the execution and delivery of this Agreement and the Note by the Company, nor its consummation of the transactions contemplated hereby or thereby, will result in: (i) a violation of, or a conflict with, the Company’s Certificate of Incorporation, Bylaws or any subscription, stockholders’ or similar types of agreements or understandings; (ii) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any material contract, agreement, instrument, license, encumbrance or permit to which such the Company is a party or by which the Company or its business is bound or affected; (iii) to the knowledge of the Company, a violation by the Company of any law applicable to the Company or any judgment, court order or the like to which the Company is a party or by which it is bound; or (iv) an imposition of any material lien on the Company or its assets.

(e)            Consents and Approvals. The execution and delivery of this Agreement and the Note by the Company, the issuance, sale and delivery of the Note by the Company, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any authorization, registration or filing with, or consent or approval of, any person, other than the Company and its stockholders, including, without limitation, any governmental authority or regulatory body, except for filings required under applicable securities laws.

(f)            Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, currently threatened against the Company (or, to the best of the Company’s knowledge, threatened against or affecting any of the officers, directors or employees of the Company with respect to their duties and activities with respect to the Company) that questions the validity of this Agreement or the right of the Company to enter into such Agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise.

TriplePulse Note Purchase Agreement

3.            Representations and Warranties of Purchasers. Purchaser represents and warrants to the Company, as of the Closing Date, as follows:

(a)           This Agreement and the Note issued to Purchaser constitute the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its respective terms.

(b)          Purchaser, to the extent applicable, has acquired the Note for Purchaser’s own account, with the intention of holding the same for investment and not with a view to the distribution thereof in violation of federal and state securities laws.

(c)           Purchaser understands, to the extent applicable, that the Note has not been registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities laws in reliance upon exemptions contained in the Securities Act and such applicable state securities laws, and that the Company’s reliance upon such exemptions is based in part on the representations of Purchaser contained in this Agreement. Purchaser further understands and acknowledges that the Note must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder.

(d)          Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(e)           Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of making the investment contemplated hereby, and (ii) understands that an investment in the Company involves significant risks and is suitable only for persons of adequate financial means who have no need for liquidity in this investment. Purchaser represents that no assurances or guarantees have been made to Purchaser by anyone, including the Company’s management, regarding whether the Company will be profitable. Purchaser acknowledges that Purchaser may lose all or a portion of Purchaser’s investment in the Company. It is specifically understood and agreed by Purchaser that no person in the Company’s management, and no employee, agent or representative of the Company, has made, nor by this Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated profits or losses of the Company. The Company has made available to Purchaser and Purchaser’s accountants, attorneys and other advisors full and complete information concerning the financial structure of the Company and any other available data requested by Purchaser as a basis for estimating the potential profits and losses of the Company, and Purchaser acknowledges that Purchaser has either reviewed such information or has waived review of such information.

(f)           If Purchaser is not a U.S. Person as that term is defined in Rule 902(o) of Regulation S promulgated under the Securities Act (“Regulation S”), then such Purchaser shall not offer and sell the Note (or the securities issuable upon conversion of the Note) to any U.S. Person except in accordance with Regulation S and any other applicable law of the United States.

(g)          Purchaser acknowledges that, in addition to any legend required under applicable securities laws, the certificates and instruments evidencing the Note, acquired by Purchaser will bear the following legends:

TriplePulse Note Purchase Agreement

(i)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

(ii)           Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4.	Conditions to Purchase.

(a)           Conditions to Obligations of Purchaser on the Closing Date. The obligations of Purchaser to purchase the Note on the Closing Date is subject to the satisfaction of the following conditions:

(i)            Note. Purchaser shall have received a Note, duly executed by the Company in accordance with the provisions of Section 1(b).

(ii)           Investor Rights Agreement. Purchaser shall have received an Investor Rights Agreement, duly executed by Christopher Thompson and the Company in the form attached hereto as Exhibit B.

(iii)          No Defaults. The Company shall be in compliance with the terms and provisions set forth in this Agreement and the Note and no default or event of default under this Agreement or the Note shall have occurred and be continuing or shall occur upon consummation of this Agreement.

(iv)          Requisite Approvals. The Company shall have obtained all governmental required consents, licenses, permits and approvals relating to the transactions contemplated by this Agreement and the Note, which, consents, licenses, permits and approvals shall be in full force and effect and be reasonably acceptable to Purchaser and Purchaser’s counsel.

(v)           Representations and Warranties. The representations and warranties of the Company contained herein and in the Note and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all material respects as though made on and as of the Closing Date, except to the extent that such representations and warranties speak as of a certain date, in which case such representations and warranties shall have been true and correct as of such date.

(b)          Conditions to Obligations of Company on the Closing Date. The obligations of the Company to issue and sell the Note on the Closing Date is subject to the satisfaction of the following conditions:

(i)            Purchase Price. Purchasers shall have delivered the Purchase Price for the Note in accordance with the provisions of Section 1(b).

TriplePulse Note Purchase Agreement

(ii)           No Defaults. The Purchasers shall be in compliance with the terms and provisions set forth in this Agreement and the Note and no default or event of default under this Agreement or the Note shall have occurred and be continuing or shall occur upon consummation of this Agreement.

(iii)           Requisite Approvals. The Purchasers shall have obtained all governmental required consents, licenses, permits and approvals relating to the transactions contemplated by this Agreement and the Note, which, consents, licenses, permits and approvals shall be in full force and effect and be reasonably acceptable to Purchaser and Purchaser’s counsel.

(iv)          Representations and Warranties. The representations and warranties of the Purchasers contained herein and in the Note and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all material respects as though made on and as of the Closing Date, except to the extent that such representations and warranties speak as of a certain date, in which case such representations and warranties shall have been true and correct as of such date.

5.            Covenants. The Company agrees that, so long as the Note is outstanding and unpaid, the Company shall, directly or indirectly:

(a)           Compliance with Laws. Comply with all applicable laws and judgments and maintain all required clearances, consents, permits and approvals of governmental authorities, except for such noncompliance which, either individually or in the aggregate, could not reasonably be expected to result in a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

(b)           Further Assurances. Duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of Purchaser to carry out the provisions and purposes of this Agreement and the Note.

(c)           Use of Proceeds. The aggregate proceeds of the Note shall be used by the Company for general operating purposes.

(d)           Notice of Change of Control Transaction. Provide thirty (30) days prior written notice of any Change of Control Transaction (as defined below). “Change of Control Transaction” means any of the following: (i) the merger or consolidation of the Company with or into any other corporation or business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the board of directors of the surviving corporation (the “Voting Stock”)); (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all assets of the Company; or (iii) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company’s Voting Stock as causes such person or group of persons to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company.

TriplePulse Note Purchase Agreement

6.	Other Provisions.

(a)           Amendments and Waivers. This Agreement may be amended and any provision hereof waived only with the written consent of the Company and the Purchaser.

(b)           Notices. All notices, requests and demands under this Agreement must be in writing and, unless otherwise expressly provided therein, shall be delivered by hand, sent by email, or sent by United States mail, first-class postage prepaid, addressed as follows:

The Company:     TriplePulse, Inc.

3110 Main Street, Suite D

Santa Monica, CA 90405

Attention: Chris Thompson

Email: chrisdthompson@gmail.com

with a copy to:     Laszlo Kupan

11114 McDonald Street

Culver City, CA 90230

Email: laszlo@kupan.co

The Purchaser:     to the contact information set forth below Purchaser’s signature block to this Agreement

Notices, requests or demands hereunder shall be deemed given (i) three (3) business days after being deposited in the U.S. mail, postage prepaid, if sent by U.S. mail, (ii) when delivered, if delivered in person, (iii) when delivered, if sent by overnight courier service, and (iv) when sent if by e-mail. Any party to this Agreement or the Note may rely on signatures of the parties thereto that are transmitted by fax, emailed “pdf” file or other electronic means as fully as if originally signed.

(c)           Expenses. Each of the Company and the Purchasers shall bear their own expenses, including attorneys’ fees, in connection with the preparation and negotiation of this Agreement and the Note.

(d)           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege under this Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Agreement and the Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

TriplePulse Note Purchase Agreement

(e)           Survival of Representations and Warranties. All representations and warranties made under this Agreement, each Note and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive their execution and delivery.

(f)           Headings Descriptive. Section headings have been inserted in this Agreement and the Note for convenience only and shall not be construed to be a part thereof.

(g)          Severability. Every provision of this Agreement and the Note is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(h)          Integration. All exhibits to this Agreement or the Note shall be deemed to be a part thereof. This Agreement and each Note embody the entire agreement and understanding between the Company and each of the Purchasers, with respect to the subject matter thereof and supersede all prior agreements and understandings between them with respect to the subject matter hereof and thereof.

(i)            Consent to Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of any state or federal court located in Los Angeles County, California with respect to any suit, action or proceeding arising out of or relating to this Agreement or any Note. Each party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

(j)            Governing Law. This Agreement, the Note and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware, without regard to principles of conflict of laws.

(k)           Assignment. This Agreement, the Note and the rights and obligations of the parties hereunder and thereunder shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor Purchaser may assign this Agreement or the Note, or assign the rights or delegate the duties hereunder or thereunder, without, in the case of an assignment by Purchaser, the prior written consent of the Company or, in the case of an assignment by the Company, the prior written consent of the Purchaser.

(l)            Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

TriplePulse Note Purchase Agreement

(m)          Counterparts. This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document.

(n)          Facsimile or pdf Signatures. This Agreement may be executed by any party by delivery of a facsimile or pdf signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile or pdf signature shall promptly thereafter deliver an originally executed signature to the Company; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile or pdf.

(o)           Pronouns. References to any form of third person pronouns herein (he, she or it) shall be deemed to include all other forms, as appropriate, and all such references shall be deemed to include both plural and singular.

(p)          Escrow Agent. U.S. Bank National Association is acting only as the Escrow Agent in connection with the offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of the securities described herein.

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TriplePulse Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY

TRIPLEPULSE, INC.,
a Delaware corporation

/s/ Christopher Thompson
Christopher Thompson
CEO

TriplePulse Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written

PURCHASER

Blueberry Ventures 1, L.P.,
a Delaware limited partnership

By:	/s/ Arif Fazal
Name:	Arif Fazal
Title:	Managing Director

Email: arif@blueberryventures.vc

TriplePulse Note Purchase Agreement

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

TriplePulse Note Purchase Agreement

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

TriplePulse Note Purchase Agreement